SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 UNDER THE SECURITIES ACT OF 1933

STARFLICK.COM

(Exact name of registrant as specified in its charter)

NEVADA

(State of Incorporation or Organization)

TBA

(I.R.S. Employer Identification Number)

Consulting Agreement with Stewart Briggs Smith

(Full title of the plan)

Stewart Briggs Smith, 4432 Merrick Run Ln. Valrico, FL 33596

(Name and Address of Agent for Service)

(202) 470-6841

(Telephone number including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities

Proposed Maximum

Proposed Maximum

Securities to be Registered

d

Price Per Share

Offering Price

Fee

NA

NA

NA

NA

EXPLANATORY NOTE

Starflick.com (the “Registrant”) is filing this Post-Effective Amendment No. 5 to the Registration Statement on Form S-8 filed August 25, 2015.  The purpose of the Amendment is to cancel the registration of all 8,800,000 shares, of which 7,300,000 shares are unissued and 1,500,000 shares issued in the Form S-8 filed August 25, 2015, on  which constitutes the total shares under the plan.  This Amendment is to cancel the said shares and its assigns from Amendment No. 1 on August 31, 2015, Amendment No. 2 on October 9 2015, No. 3 on November 17 2015, and No. 4 on April 5 2016. After giving effect to this Amendment, no (zero) shares shall be available under the plan which shall effectively be rendered ineffective nunc pro tunc to the date of the original Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Pt. Roberts, WA on this 11th day of April, 2016.

STARFLICK.COM

(Registrant)

/s/ Zoltan Nagy By: Zoltan Nagy President

Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated.